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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): November 17, 1997



                           UNION PLANTERS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Tennessee                           1-10160                   62-0859007
---------------                     ------------            -------------------
(State or other                     (Commission                IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)



              7130 Goodlett Farms Parkway, Memphis, Tennessee 38018
          ------------------------------------------------------------
          (Address, including zip code, of principal executive office)



                                 (901) 580-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 5.    OTHER EVENTS.

           On November 17, 1997, Union Planters Corporation ("UPC") and Peoples First Corporation ("Peoples") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Peoples will be acquired by UPC. In accordance with the terms of the Agreement, UPC will acquire Peoples pursuant to the merger (the "Merger") of Peoples with and into Union Planters Holding Corporation, a wholly-owned subsidiary of UPC organized under the laws of Tennessee. Union Planters Holding Corporation will be the surviving entity resulting from the Merger.

           Upon consummation of the Merger, each share of common stock of Peoples ("Peoples Common Stock") together with associated junior participating preferred stock purchase rights, (excluding shares as to which dissenter's rights are exercised or shares held by Peoples, UPC, or any of their respective subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (as defined in the Agreement, the "Effective Time") shall cease to be outstanding and shall be converted into and exchanged for the right to receive
0.6 shares of the $5.00 par value common stock of UPC, together with associated preferred stock purchase rights (collectively, "UPC Common Stock") (subject to possible adjustment as described below, the "Exchange Ratio").

           In addition, at the Effective Time, all rights with respect to Peoples Common Stock pursuant to stock options, stock appreciation rights, or other rights (other than junior participating preferred stock purchase rights) granted by Peoples under the existing stock plans of Peoples, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to UPC Common Stock on a basis that reflects the Exchange Ratio.

           The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

           Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the shareholders of Peoples of appropriate matters relating to the Agreement and the Merger required to be approved under applicable law and pursuant to the Agreement; (ii) receipt of the approval by the shareholders of UPC of an amendment to the Restated Charter of UPC to increase the number of authorized shares of UPC Common Stock to at least 150,000,000 and in any event to a sufficient number of shares for the Merger;
(iii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and other applicable regulatory authorities; (iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) receipt of a letter from Price Waterhouse LLP,

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UPC's independent public accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment; (vi) receipt by Peoples of certain fairness opinions, dated the date of the proxy statement to be mailed to Peoples' shareholders, concerning the fairness of the Merger to Peoples' shareholders, from a financial point of view; and (vii) satisfaction of certain other conditions.

           Under the Agreement, Peoples has the right to terminate the Agreement if either (A) the Average Closing Price (as defined in the Agreement) of UPC Common Stock (i) is less than 85% of the Starting Price (as defined in the Agreement) and (ii) reflects a decline, on the Determination Date (as defined in the Agreement), of more than 10% below a weighted index of the stock prices of a group of bank holding companies designated in the Agreement; or (B) the Average Closing Price is less than 80% of the Starting Price. In the event that Peoples gives notice of its intention to terminate the Agreement based on such provision, UPC has the right, within five (5) days of UPC's receipt of such notice, to elect to adjust the Exchange Ratio in accordance with the terms of the Agreement, and thereby eliminate Peoples's right to terminate.

           In connection with executing the Agreement, UPC and Peoples entered into a stock option agreement (the "Stock Option Agreement") pursuant to which Peoples granted to UPC an option to purchase, subject to certain limitations, up to 1,991,406 shares of Peoples Common Stock (representing 19.9% of the outstanding shares of Peoples Common Stock without giving effect to the exercise of the option), at a purchase price of $33.00 per share, upon certain terms and in accordance with certain conditions. Under the terms of the Stock Option Agreement, the Total Profit (as defined in the Stock Option Agreement) and the Notional Total Profit (as defined in the Stock Option Agreement) that a holder may realize, including UPC, as a result of exercising the Stock Option Agreement may not exceed $15.0 million.

           The Agreement and the Merger will be submitted for approval at a meeting of the shareholders of Peoples. Prior to the shareholders' meeting, UPC will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of UPC Common Stock to be issued in exchange for the outstanding shares of Peoples Common Stock. Such shares of stock of UPC will be offered to the Peoples shareholders pursuant to a prospectus that will also serve as a proxy statement for the meeting of the shareholders of Peoples to consider and vote upon appropriate matters relating to the Agreement and the Merger.

           For additional information regarding the Agreement and the Stock Option Agreement, please refer to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing

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discussion is qualified in its entirety by reference to such documents.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

        C. Exhibits

        2.1 Agreement and Plan of Merger, dated as of November 17, 1997, by and between Union Planters Holding Corporation and Peoples First Corporation and joined in by Union Planters Corporation.

        2.2          Stock Option Agreement, dated as of November
                     17, 1997, issued by Peopled First
                     Corporation to Union Planters Corporation.

        99.1 Text of press release, dated November 18, 1997, issued by Union Planters Corporation.



                                   SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNION PLANTERS CORPORATION
                                    (Registrant)



                                    By: /s/ M. KIRK WALTERS
                                        ------------------------------------
                                        M. Kirk Walters
                                         Senior Vice President, Treasurer
                                         and Chief Accounting Officer



Date:  November 21, 1997























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                               INDEX TO EXHIBITS




Exhibit
-------

  2.1 Agreement and Plan of Merger, dated as of November 17, 1997, by and between Union
               Planters Holding Corporation and Peoples
               First Corporation and joined in by Union
               Planters Corporation.

  2.2          Stock Option Agreement, dated as of November
               17, 1997, issued by Peopled First
               Corporation to Union Planters Corporation.

  99.1 Text of press release, dated November 18, 1997, issued by Union Planters Corporation.




















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